Exhibit 99.1
Post Holdings Announces Pricing of Senior Secured Notes Offering
ST. LOUIS, February 5, 2024 - Post Holdings, Inc. (NYSE:POST) (the “Company” or “Post”) today announced the pricing of its previously announced senior notes offering. The Company priced $1,000.0 million in aggregate principal amount of 6.250% senior notes due 2032 at par (the “Notes”), representing an increase from the original offering size of $875.0 million. The Notes offering is expected to close on February 20, 2024, subject to customary closing conditions. The Notes will be secured obligations of the Company and will be guaranteed on a senior secured basis by each of the Company’s existing and subsequently acquired or organized wholly-owned domestic subsidiaries that guarantee the Company’s credit agreement or certain of its other indebtedness; however, immaterial subsidiaries, receivables finance subsidiaries and subsidiaries the Company designates as unrestricted subsidiaries will not be required to guarantee the Notes.
The Company intends to use the net proceeds from the Notes offering, together with cash on hand, for purposes of repaying in full its outstanding $400.0 million incremental term loan under its credit agreement, which the Company borrowed in April 2023, redeeming its existing 5.75% senior notes due 2027 and paying the premiums, costs, fees and expenses associated with the offering, the term loan repayment and the notes redemption. To the extent there are any remaining net proceeds, the Company intends to use such proceeds for general corporate purposes, which could include, among other things, retirement or repayment of existing debt, acquisitions, share repurchases, capital expenditures and working capital. The offering is not conditioned upon the consummation of the redemption of the 5.75% senior notes due 2027, which is expected to occur on March 1, 2024.
The Notes and the related subsidiary guarantees are being offered to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related subsidiary guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
This press release is not an offer to sell or a solicitation of an offer to buy any security, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act. This press release is not a notice of redemption with respect to the 5.75% senior notes due 2027.
Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, are made throughout this press release, including statements regarding the completion of the offering, timing and the expected amount and intended use of the net proceeds of the offering. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” “would” or the negative of these terms or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the offering and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the

Securities and Exchange Commission. The Company may not consummate the offering as described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. There can be no assurance that the offering will be completed as anticipated or at all.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company with businesses operating in the center-of-the-store, refrigerated, foodservice and food ingredient categories.

Contact:
Investor Relations
Daniel O’Rourke
daniel.orourke@postholdings.com
(314) 806-3959

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